Exhibit (16)

METROPOLITAN SERIES FUND, INC.

POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of Metropolitan Series Fund, Inc. (the “Fund”), hereby severally constitute and appoint the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of the Fund, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign, for us, and in our names and in the capacities indicated below, any and all registration statements on Form N-14 relating to (a) the reorganization of the Oppenheimer Capital Appreciation Portfolio, a series of Met Investors Series Trust, into the Jennison Growth Portfolio, a series of the Fund and (b) the reorganization of the Batterymarch Growth and Income Portfolio, a series of Met Investors Series Trust, into the MetLife Stock Index Portfolio, a series of the Fund, and any and all amendments thereto to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all such registration statements and amendments thereto.

Witness our hands on the date set forth below.

Signature	Title	Date

/s/ Elizabeth M. Forget	Director, President, CEO & Chairman of the Board	November 17, 2011
Elizabeth M. Forget

/s/ Steve A. Garban	Director	November 17, 2011
Steve A. Garban

/s/ Nancy Hawthorne	Director	November 17, 2011
Nancy Hawthorne

/s/ John T. Ludes	Director	November 17, 2011
John T. Ludes

/s/ Keith M. Schappert	Director	November 17, 2011
Keith M. Schappert

/s/ Michael S. Scott Morton	Director	November 17, 2011
Michael S. Scott Morton

/s/ Linda B. Strumpf	Director	November 17, 2011
Linda B. Strumpf

/s/ Arthur G. Typermass	Director	November 17, 2011
Arthur G. Typermass

/s/ Dawn M. Vroegop	Director	November 17, 2011
Dawn M. Vroegop

(May be executed in counterparts)